                         SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, by and between INTERNATIONAL REMOTE IMAGING SYSTEMS, INC., a Delaware corporation, with headquarters located at 9162 Eaton Avenue, Chatsworth, California 91311 (the "Company"), and the undersigned purchaser (the "Buyer").

                                        W I T N E S S E T H:

         WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, shares (the "Preferred Shares") of the Company's newly created Series A Convertible Preferred Stock, $.01 par value (the "Preferred Stock"), and certain warrants of the Company (the "Warrants") to purchase shares of the Company's Common Stock, $.01 par value (the "Common Stock"), subject to acceptance of this Agreement by the Company;

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. AGREEMENT TO PURCHASE THE PREFERRED SHARES AND THE WARRANTS; PURCHASE PRICE.

                 (A) PURCHASE. The Company hereby agrees to issue to the Buyer on the date hereof (the "Closing Date") 3,000 Preferred Shares for a purchase price of $1,000 per share and Warrants of the Company, in the form attached hereto as Annex I, to purchase an aggregate of 84,270 shares of Common Stock, for a purchase price of $.01 per Warrant. The shares of Common Stock issuable from time to time upon conversion of the Preferred Shares are referred to herein as the "Conversion Shares." The shares of Common Stock issuable from time to time upon exercise of the Warrants are referred to herein as the "Warrant Shares." The Conversion Shares and the Warrant Shares are referred to herein collectively as the "Common Shares." The Preferred Shares, the Warrants and the Common Shares are referred to herein collectively as the "Securities."

                 (B) FORM OF PAYMENT. Simultaneously with the execution of this Agreement on the Closing Date, the Buyer is paying the purchase price for the Preferred Shares and the Warrants by delivering good funds in United States Dollars to the Company against delivery by the Company of certificates for the Preferred Shares and the Warrants registered in the name of the Buyer or its nominee and duly executed by the Company.

         2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

          The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

                 (a) The Buyer is acquiring the Preferred Shares and the Warrants, and if acquired, will acquire the Common Shares for its own account and not with a view to the distribution thereof in contravention of the Securities Act of 1933, as amended (the "1933 Act");

                 (b) The Buyer is an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3);

                 (c) All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to registration of the Securities being offered and sold under the 1933 Act or pursuant to an exemption from registration;

                 (d) The Buyer understands that the Preferred Shares and the Warrants are being offered and sold, and the Common Shares are being offered, to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein, in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Shares and the Warrants and to receive an offer of the Common Shares;

                 (e) The Buyer and its advisors have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Shares and the Warrants and the offer of the Common Shares which have been requested by the Buyer. The Buyer and its advisors have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, (2) Quarterly Reports on Form 10-Q for the Company's three subsequent fiscal quarters (including a report on Form 12b-25), (3) preliminary prospectus, dated September 30, 1996, (4) definitive Proxy Statement for the Company's 1996 Annual Meeting of Stockholders, (5) certain reports on Form 8-K, in each case as filed with the Securities and Exchange Commission (the "SEC") and (6) a draft amended Annual Report on Form 10-KA for 1995 and draft amended Quarterly Reports on Form 10-QA for the first three quarter of fiscal year 1996, to be filed with the SEC shortly (such materials, the "Reports"). The Buyer understands that its investment in the Securities involves a high degree of risk;

                 (f) The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities; and

                 (g) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

         3. COMPANY REPRESENTATIONS, WARRANTIES, ETC. The Company represents and warrants to, and covenants and agrees with, the Buyer as follows:

                 (A) CONCERNING THE SECURITIES. The Securities have been duly authorized, and the Preferred Shares and the Warrants, when issued and paid for in accordance with this Agreement, and the Common Shares, when issued upon conversion or exercise of the Preferred Shares and the Warrants will be duly and validly issued, fully paid and nonassessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire any of the Common Shares. The Common Stock is listed for trading on the American Stock Exchange, Inc. (the "AMEX"), and no suspension of trading in the Common Stock is in effect.

                 (B)      SECURITIES PURCHASE AGREEMENT; REGISTRATION RIGHTS
AGREEMENT; PREFERRED SHARES; WARRANTS.   This Agreement, the Registration
Rights Agreement, the form of which is attached hereto as Annex II (the "Registration Rights Agreement"), the Preferred Shares, the Warrants and the Common Shares have been duly and validly authorized by the Company; the certificates for the Preferred Shares are in due and proper form and will represent the shares purported to be represented thereby upon their execution by the Company; and this Agreement has been duly executed and delivered on behalf of the Company; and this Agreement is and the Registration Rights Agreement and the Warrants, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

                 (C) NON-CONTRAVENTION. The execution and delivery of this Agreement, the Registration Rights Agreement, the Preferred Shares and the Warrants by the Company and the consummation by the Company of the issuance of the Preferred Shares, the Warrants and the other transactions contemplated by this Agreement, the Registration Rights Agreement and the terms of the Warrants do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or bylaws of the Company, or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets.

                 (D) APPROVALS. No authorization, approval or consent of or filing with any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities as contemplated by this Agreement and the Warrants, other than (1) approval of the listing of the Common Shares by the AMEX, (2) the requirements of any applicable blue sky laws and (3) the filing of a Form 8-K with the SEC.

                 (E) SEC REPORTING STATUS AND FILINGS. The Company has filed with the SEC all reports and other information required to be filed under Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Since September 30, 1996, the Company has not filed, and no event has occurred that requires the Company to file, any reports or other information with the SEC pursuant to Sections 13(a), 14 and 15(d) of the 1934 Act other than the reports and other information identified in Section 2(e) hereof and as set forth in Schedule 3(e).

                 (F) INFORMATION PROVIDED. The information provided by or on behalf of the Company to the Buyer and referred to in Section 2(e) of this Agreement (taken as a whole and subject to the Amendments) does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                 (G) ABSENCE OF CERTAIN CHANGES. Since December 31, 1995, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations or prospects of the Company, except as disclosed in the documents referred to in Section 2(e) hereof. As disclosed in the Company's Quarterly Report on Form 10-Q for its third fiscal 1996 quarter, the Company reported a substantial loss in the third quarter and expects to report a substantial loss in the fourth quarter. During the third quarter the Company also announced a significant reduction and reorganization of its workforce. The Company will need additional cash to satisfy its capital obligations, including those to Boehringer Mannheim Corporation and its bank.

                 (H) ABSENCE OF LITIGATION. Except as set forth in the Reports and except for a potential dispute relating to the purchase of Perceptive Scientific Instruments, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents.

         4.      CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                 (A)      TRANSFER RESTRICTIONS.  The Buyer acknowledges that:
(1) the Preferred Shares and the Warrants have not been and are not being registered under the 1933 Act and, except as provided in the Registration Rights Agreement, the Common Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any such resale of Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Common Shares (other than pursuant to the Registration Rights Agreement) or the Preferred Shares or the Warrants under the 1933 Act or to comply with the terms and conditions of any exemption thereunder (other than pursuant to Section 4(d) hereof and pursuant to the Registration Rights Agreement).

                 (B) RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that the Preferred Shares and the Warrants and, until (but not after) such time as the Common Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates for the Common Shares, shall bear a restrictive legend in substantially the following form and be subject to equivalent stop transfer instructions:

                 The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may nor be sold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

                 (C) REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement immediately following the execution of this Agreement.

                 (D) FORM 8-K. The Company agrees to file with the SEC a Form 8-K with respect to the Securities and to provide a copy thereof to the Buyer promptly after such filing. The Buyer agrees to cooperate with the Company in connection with such filings and, upon request of the Company, to provide all information relating to the Buyer reasonably required for such filings.

                 (E) AMEX LISTING; REPORTING STATUS. The Company will promptly (and in any event no later than 10 days after the date hereof) file a listing application for the Common Shares with the AMEX and promptly file such additional listing applications with the AMEX as may be necessary from time to time for any additional shares of Common Stock as a result of adjustments made for stock splits, stock dividends, combinations, recapitlatizations, reclassifications and similar events. So long as the Buyer beneficially owns any of the Preferred Shares, the Warrants or the Common Shares, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

                 (F) USE OF PROCEEDS. The Company will use the proceeds from the sale of the Securities for the repurchase of shares of its Common Stock from Boehringer Mannheim Corporation pursuant to existing contractual commitments, for the repayment of $500,000 in bank debt and for the Company's internal working capital and not for the purpose of any investment in or loan to any other corporation, partnership, enterprise or other person; provided, however, that the proceeds may be used for loans to companies which are wholly-owned subsidiaries of the Company at all times when such loans are outstanding.

                 (G) BLUE SKY LAWS. On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption for, the Preferred Shares and the Warrants for sale to the Buyer pursuant to this Agreement and the Common Shares for issuance to the Buyer on conversion or exercise of the Preferred Shares and the Warrants under such of the securities or "blue sky" laws of jurisdictions in the United States as shall be applicable to the sale of the Preferred Shares and the Warrants to the Buyer pursuant to this Agreement and the issuance of the Common Shares to the Buyer on conversion or exercise of the Preferred Shares and the Warrants. The Company shall furnish copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities or blue sky, laws on or prior to the Closing Date.

                 (H) CERTAIN EXPENSES. The Company shall pay or reimburse the Buyer for all legal fees and expenses of counsel to the Buyer for the preparation and negotiation of, and closing under, this Agreement up to an amount of $15,000. The obligations of the Company under the provisions of this
Section 4(h) shall be in addition to the obligation of the Company for expenses under the Registration Rights Agreement.

                 (I) CERTAIN ISSUANCES OF SECURITIES. The Company will not issue any shares of Common Stock or shares of any series of preferred stock or other securities convertible into Common Stock of the Company for less than the greater of the book or market value of such Common Stock, if such issuance would be integrated as a transaction with the offer and sale of the Preferred Shares and the Warrants to the Buyer and the conversion or exercise thereof for purposes of the "Stockholder Approval" requirement under of the rules of the AMEX and require such "Stockholder Approval" or a waiver thereof from the AMEX, unless the Company obtains such "Stockholder Approval" or such waiver thereof from the AMEX, as and to the extent required under of the rules of the AMEX.

                 (J) EXCHANGE RIGHT OF THE BUYER. The Buyer understands that the Company is seeking additional private financing in the form of capital stock, debt securities containing equity features, debt securities issued together with equity securities or other equity securities (any of the foregoing that may within six months from the Closing Date be issued pursuant to an exemption from registration under the 1933 Act being referred to herein as "New Securities"). At such time as the material terms of the New Securities are believed to have been finalized, the Company will give the Buyer immediate notice of such terms, and the Buyer will thereupon have ten days to provide notice of whether it wishes to elect to exchange some or all of the Preferred Shares and Warrants then owned by it for New Securities at the time of the issuance of such New Securities at an exchange price equal to the purchase price of the New Securities so acquired, and on the additional terms and conditions applicable generally to such New Securities. If the Buyer does not give such notice, then it shall have no further rights to receive the New Securities that were the subject of the Company's notice, unless the material terms of such New Securities are materially changed, in which case it shall be entitled to a new notice and opportunity to participate.

                 (K)      AMENDMENT TO SHAREHOLDER RIGHTS PLAN.     The Company
will not adopt any shareholder rights plan (or so-called "poison pill") which does not grandfather the ownership of the Securities by the Buyer and its affiliates.

                 (L)      LIMITATIONS ON CONVERSIONS.     The parties recognize
that the number of Conversion Shares could exceed 20% of the Company's outstanding stock, possibly making full conversion of the Preferred Shares a violation of Section 713 of the American Stock Exchange Company Guide. The Buyer agrees (on behalf of itself and any assignees) that it will not convert any Preferred Shares to the extent that such conversion would violate Section
713. Any notice(s) of conversion of Preferred Shares purporting to convert into a number of Common Shares in excess of the amount permitted under Section 713 (the Notice(s)") shall be deemed to be applicable to only that number of Preferred Shares which can be converted without such a violation. The balance of the Preferred Shares covered by the Notice(s) shall only be converted at such time as that conversion would not cause a violation of Section 713.
Unless within thirty (30) days of the receipt of the Notice (or such other time period as may be agreed by the Buyer) the Company has formulated a reasonable approach to permit the conversion (a "Conversion Plan") of the excess Preferred Shares covered by the Notice (the "Unconverted Preferred Shares") within six months from the receipt of the Notice, the Company shall redeem any Unconverted Preferred Shares not covered by such Conversion Plan in exchange for the fair market value (at the time of the redemption) of the common stock into which such shares would have been convertible at the time of the relevant Notice (a "Redemption"). If the Company does formulate a Conversion Plan, then the Company shall nonetheless undertake a Redemption of any remaining Unconverted Preferred Shares at the earlier of such time as (i) six months have elapsed since the receipt of the Notice; or (ii) the Company shall have ceased to pursue the original Conversion Plan or any replacement Conversion Plan formulated promptly after the prior Conversion Plan was abandoned. The foregoing provisions shall also be applicable to any mandatory conversion of the Preferred Shares.

         5.      TRANSFER AGENT INSTRUCTIONS; CONVERSION PROCEDURE.

         Promptly following the closing hereunder, the Company will irrevocably instruct its transfer agent to issue certificates for the Common Shares from time to time upon conversion or exercise of the Preferred Shares and the Warrants in such amounts as specified from time to time to the transfer agent by the Buyer, such certificates to bear the restrictive legend specified in
Section 4(b) of this Agreement prior to registration of the Common Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each such conversion or exercise. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration of the Common Shares under the 1933 Act will be given by the Company to the transfer agent and that the Common Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section 5 shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall permit the transfer of such Securities and, in the case of the Common Shares, instruct the Company's transfer agent to issue upon transfer and deliver to or upon the order of the Buyer promptly, but in no event later than three business days after receipt of such opinion, one or more share certificates in such name or names and in such denominations as specified by the Buyer. The provisions of Section 3(n) of the Registration Rights Agreement shall supersede this Section 5(a) once said Section 3(n) becomes applicable.

         6. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE. The Company understands that the Buyer's obligation to purchase the Preferred Shares and the Warrants on the Closing Date is conditioned upon:

                 (a) Delivery by the Company to the Buyer of the Preferred Shares and the Warrants in accordance with this Agreement;

                 (b)      The accuracy on the Closing Date of the
representations and warranties of the Company contained in this Agreement as if made on the Closing Date and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before such Closing Date; and

                 (c) Receipt by the Buyer on the Closing Date of an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer.

         7.      GOVERNING LAW; MISCELLANEOUS.

                 (a) This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware.

                 (b) This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

                 (c) The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                 (d) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                 (e) No failure or delay by any party in exercising any right or remedy under this Agreement or otherwise, and no course of dealing between the parties, shall operate as a waiver thereof or amendment of this Agreement, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

                 (f) Neither this Agreement nor any term thereof (including this paragraph) may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in a writing signed by the party to be charged with enforcement.

                 (g) Any notices required or permitted to be given under the terms of this Agreement shall be sent by mail or delivered personally (which shall include telephone line facsimile transmission) or by courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier, in each case addressed to a party at such party's address shown in the introductory paragraph or on the signature page of this Agreement, as the case may be (facsimile number 818-700-9661, in the case of the Company, and as set forth on the signature page hereof, in the case of the Buyer), or such other address as a party shall have provided by notice to the other party in accordance with this provision. The Buyer hereby designates as its address and telephone line facsimile transmission number for any notice required or permitted to be given to the Buyer pursuant to the Certificate of Designations or the Registration Rights Agreement the address and telephone line facsimile transmission -number set forth on the signature page hereof, until the Buyer shall by notice to the Company designate another address or telephone line facsimile transmission number for such purpose.

                 (h) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement contains minor corrections and modifications to a prior version of this Agreement executed by the parties hereto and is the final and controlling version of the agreement among the parties hereto. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                 IN WITNESS WHEREOF, this Agreement has been duly executed by the Company by one of its officers thereunto duly authorized as of the date set forth below.

Date:


                                     INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.



                                     By: [SIG]
                                         --------------------------------------
                                         Print name:
                                         Title:

                     BUYER SIGNATURE PAGE AND QUESTIONNAIRE

         The undersigned Buyer hereby executes the Securities Purchase Agreement with International Remote Imaging Systems, Inc. and hereby authorizes this signature page to be attached to a counterpart of such document executed by a duly authorized officer of International Remote Imaging Systems, Inc.

Number of Preferred Shares (at     THERMO AMEX CONVERTIBLE GROWTH FUND I, L. P.
$1,000 per share): 3,000           By: Thermo Amex Finance, L.P.,
                                       its general partner
                                   By: Thermo Amex Management Company, Inc.,
Number of Warrants: (at $.01           its general partner
per Warrant): 84,270               By: /s/ DOMINIQUE LAHAUSSOIS
                                       ----------------------------------------
                                       Dominique Lahaussois, its President


Number of shares of common stock of International Remote Imaging Systems, Inc.
      beneficially owned (meaning shares owned or controlled or which the Purchaser has the right to acquire or vote) by the Buyer, other than the Securities being purchased pursuant hereto: None

If the Buyer or any of its officers has held any position, office or other material relationship within the past three years with International Remote Imaging Systems, Inc., please identify below: None


Buyer's Address:  Suite 1B, 4 Lafayette Court, Greenwich, CT 06830

Buyer's Telephone Number: 203-861-9215

Buyer's Fax Number: 203-861-6882

                                 SCHEDULE 3(e)

              International Remote Imaging Systems, Inc. ("IRIS")
                      SEC Filings Since September 30, 1996


Form 8-K filed 10/2/96 --
        to report a press release announcing an amendment to a series of agreements with Boehringer Mannheim Corporation and its affiliates;

Form 8-K filed 10/2/96 --
        to report a press release announcing that IRIS had filed a registration statement with the SEC for a public offering of 3,000,000 shares of its common stock, par value $.01;

Form 8-K/A filed 10/10/96 --
        to amend the Form 8-K relating to IRIS's acquisition of Perceptive Scientific Instruments, Inc. to include certain previously omitted historical and pro forma financial information required pursuant to Items 7(a)(4) and 7(b)(2) of Form 8-K;

Form 8-K filed 10/31/96 --
        to report a press release announcing a restructuring of IRIS's workforce;

Form 12b-25 filed 11/15/96 --
        to report the late filing of Form 10-Q for the quarter ended 9/30/96;

Form 10-Q filed 11/19/96 --
        for the quarter ended 9/30/96; and

Response filed 12/26/96 to SEC Comment Letter dated 11/27/96.